Exhibit 99.1
FOR IMMEDIATE RELEASE

Callon Petroleum Company Announces Commencement of Exchange Offer and Consent Solicitations for Outstanding 6.25% Senior Notes due 2023, 6.125% Senior Notes due 2024, 8.25% Senior Notes due 2025, and 6.375% Senior Notes due 2026
HOUSTON, May 11, 2020 /PRNewswire/ — Callon Petroleum Company (“Callon” or the “Company”) (NYSE: CPE) today announced it has commenced a private exchange offer (the “Exchange Offer”) to each Eligible Holder (as defined below) of its 6.25% Senior Notes due 2023 (the “2023 Notes”), its 8.25% Senior Notes due 2025 (the “2025 Senior Notes” and, together with the 2023 Notes, the “Carrizo Notes”), its 6.125% Senior Notes due 2024 (the “2024 Notes”) and its 6.375% Senior Notes due 2026 (the “2026 Notes” and, together with the 2024 Notes, the “Callon Notes” and, together with the Carrizo Notes, the “Old Notes”) to exchange their Old Notes for up to $300,000,000 aggregate principal amount (the “Maximum Exchange Amount”) of newly issued 8.00% Second Lien Senior Secured Notes due 2025 (the “New Notes”), in each case upon the terms and subject to the conditions set forth in the confidential offering memorandum and consent solicitation statement, dated May 11, 2020 (the “Offering Memorandum”).
The following table sets forth the consideration to be offered to Eligible Holders of the Old Notes in the Exchange Offer:

Title of Series of Old Notes	CUSIP No. / ISIN	Aggregate Outstanding Principal Amount	Early Exchange Consideration (as defined below), if tendered and not withdrawn prior to the Early Tender Date (as defined below)(1)	Late Exchange Consideration (as defined below), if tendered after the Early Tender Date and prior to the Expiration Date (as defined below)(1)	Acceptance Priority Level
6.25% Senior Notes due 2023	144577AH6 / US144577AH67	$650,000,000	$400	$350	1
6.125% Senior Notes due 2024	13123XAT9 / US13123XAT90; 13123XAU6 / US13123XAU63; AN7061566 / USU1303XAD85	$600,000,000	$400	$350	2
8.25% Senior Notes due 2025	144577AJ2 / US144577AJ24	$250,000,000	$400	$350	3
6.375% Senior Notes due 2026	13123XAZ5 / US13123XAZ50	$400,000,000	$400	$350	4

(1) Total principal amount of New Notes for each $1,000 principal amount of Old Notes tendered and accepted for exchange.

Eligible Holders who tender their Old Notes at or prior to 5:00 p.m., New York City Time, on May 22, 2020, unless extended (such time and date as it may be extended, the “Early Tender Date”), will be eligible to receive $400 principal amount of New Notes (the “Early Exchange Consideration”) for each $1,000 principal amount of Old Notes tendered and accepted for exchange. Eligible Holders tendering Old Notes after the Early Tender Date and at or prior to 11:59 p.m., New York City time, on June 8, 2020, unless extended (such time and date as it may be extended, the “Expiration Date”), will be eligible to receive $350 principal amount of New Notes (the “Late Exchange Consideration”) for each $1,000 principal amount of Old Notes tendered for exchange. In the event that the aggregate amount of New Notes to be issued in respect of Old Notes validly tendered (and not validly withdrawn) would exceed the Maximum Exchange Amount, Old Notes will be accepted on a prorated basis within the applicable Acceptance Priority Level.
In addition to the consideration described above, the Company will pay in cash accrued and unpaid interest on the Old Notes accepted in the Exchange Offer from the applicable latest interest payment date to, but not including, the settlement date for the Exchange Offer, which will occur promptly after the Expiration Date and is expected to occur on June 10, 2020. Interest on the New Notes will accrue from the date of issuance of the New Notes.
In conjunction with the Exchange Offer, the Company is soliciting consents (the “Consent Solicitations”) from holders of each series of Old Notes (“Consents”) to certain proposed amendments to the indentures governing each of the Old Notes (the “Old Notes Indentures”) to eliminate substantially all of the restrictive covenants and certain of the default provisions contained therein (the “Proposed Amendments”). The Company must receive Consents from holders representing a majority of the outstanding principal amount of each series of Old Notes to adopt the Proposed Amendments with respect to the applicable Old Notes Indenture (the “Requisite Consents”). Following consummation of the Exchange Offer and the Consent Solicitations, any holders of the Old Notes that do not participate in the Exchange Offer would rank effectively junior to the New Notes to the extent of the value of the collateral securing the New Notes.
Eligible Holders of Old Notes may not tender Old Notes without delivering the related Consents, and Eligible Holders of Old Notes may not deliver Consents without tendering the related Old Notes. The Exchange Offer and Consent Solicitations may be terminated, withdrawn, amended or extended at any time and for any reason. Neither of the Exchange Offer is conditioned upon any minimum amount of Old Notes tendered or the receipt of the Requisite Consents to the Proposed Amendments.
Tenders of Old Notes in the Exchange Offer may be validly withdrawn at any time prior to 5:00 p.m., New York City time, on May 22, 2020, unless extended (as it may be extended, the “Withdrawal Deadline”). Old Notes (including Old Notes tendered after the Withdrawal Deadline) may not be withdrawn from the Exchange Offer and the related Consents may not be revoked from the Consent Solicitations after the Withdrawal Deadline, subject to applicable law.
The Exchange Offer and Consent Solicitations will only be made, and the New Notes are only being offered and issued, to holders of Old Notes who are (a) reasonably believed to be “qualified institutional buyers” as defined in Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), or (b) not “U.S. persons” as defined in Rule 902 under the Securities Act and are in compliance with Regulation S under the Securities Act (any such holder, an “Eligible Holder”). Only Eligible Holders who have completed and returned the eligibility letter are authorized to receive or review the Offering Memorandum or to participate in the Exchange Offer and Consent Solicitations. Eligible Holders of the Old Notes who desire to obtain and complete an eligibility form should contact the information agent and exchange agent, D.F. King & Co., at (877) 896-3192 (toll-free) or (212) 269-5550 (for banks and brokers) or email cpe@dfking.com.
Eligible Holders of the Old Notes are urged to carefully read the Offering Memorandum before making any decision with respect to the Exchange Offer and Consent Solicitations. None of the Company, the dealer managers, the trustees with respect to the Old Notes and the New Notes, the information and exchange agent or any affiliate of any of them makes any recommendation as to whether Eligible Holders of the Old Notes should exchange their Old Notes for New Notes in the Exchange Offer, and no one has been authorized by any of them to make such a recommendation. Eligible Holders must make their own decision as to whether to tender Old Notes and, if so, the principal amount of Old Notes to tender.

The New Notes and the Exchange Offer have not been and will not be registered with the U.S. Securities and Exchange Commission under the Securities Act, or any state or foreign securities laws. The New Notes may not be offered or sold in the United States or for the account or benefit of any U.S. persons except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act. The Exchange Offer and Consent Solicitations are not being made to Eligible Holders of Old Notes in any jurisdiction in which the making or acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction. This press release is for informational purposes only and is not an offer to purchase or a solicitation of an offer to purchase or sell any securities, nor shall there be any sale of any securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.
Callon Petroleum Company
Callon Petroleum Company is an independent oil and natural gas company focused on the acquisition, exploration, and development of high-quality assets in the leading oil plays of South and West Texas.
Cautionary Note Regarding Forward-Looking Statements
This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements include all statements regarding the Company’s Exchange Offer and Consent Solicitations; wells anticipated to be drilled and placed on production; future levels of drilling activity and associated production and cash flow expectations; the Company’s production guidance and capital expenditure forecast; estimated reserve quantities and the present value thereof; anticipated returns and financial position; and the implementation of the Company's business plans and strategy, as well as statements including the words “believe,” “expect,” “may,” “will,” “forecast,” “outlook,” “plans” and words of similar meaning. These statements reflect the Company's current views with respect to future events and financial performance based on management’s experience and perception of historical trends, current conditions, anticipated future developments and other factors believed to be appropriate. No assurances can be given, however, as of this date, that these events will occur or that these projections will be achieved, and actual results could differ materially from those projected as a result of certain factors. Any forward-looking statement speaks only as of the date of which such statement is made and the Company undertakes no obligation to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by applicable law. Some of the factors which could affect our future results and could cause results to differ materially from those expressed in our forward-looking statements include the volatility of oil, natural gas and natural gas liquids (“NGLs”) prices or a prolonged period of low oil, natural gas or NGLs prices and the effects of actions by, or disputes among or between, members of the Organization of Petroleum Exporting Countries, such as Saudi Arabia and other oil and natural gas producing countries, such as Russia, with respect to production levels or other matters related to the price of oil, general economic conditions, including the availability of credit and access to existing lines of credit, the effects of excess supply of oil and natural gas resulting from reduced demand caused by the COVID-19 pandemic and the actions of certain oil and natural gas producing countries; our ability to drill and complete wells, operational, regulatory and environment risks, cost and availability of equipment and labor, our ability to finance our activities, the ultimate timing, outcome and results of integrating the operations of Carrizo and Callon and the ability of the combined company to realize anticipated synergies and other benefits in the timeframe expected or at all, and other risks more fully discussed in our filings with the Securities and Exchange Commission (the “SEC”), including our most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q and subsequent Quarterly Reports on Form 10-Q, available on our website or the SEC's website at www.sec.gov.
Contact:
Mark Brewer
Director of Investor Relations
Callon Petroleum Company
ir@callon.com
(281) 589-5200